RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
FORM 10-K
PART IV, Item 5(b)
EXHIBIT #4 Properties.                                                03/21/97

Mortgage Pool                      Number of Holders of Record

1995-1                                         1

1996-HS1                                       1

1996-HS2                                       1

1996-HS3                                       1

1996-RHS4                                      1